Exhibit 21.1

Aurora Diagnostics Holdings, LLC and its Subsidiaries and Affiliated Practices

Company	Jurisdiction of Organization
Aurora Diagnostics Financing, Inc.	DE
Aurora Diagnostics, LLC	DE
Aurora Georgia, LLC	GA
Aurora Greensboro LLC	NC
Aurora LMC, LLC	NV
Aurora Massachusetts, LLC	DE
Aurora Michigan, LLC	MI
Aurora New Hampshire, LLC	NH
Austin Pathology Associates	TX
Bernhardt Laboratories, Inc.	FL
Biopsy Diagnostics, LLC	SC
Biopsy Diagnostics Pathologists, LLC	SC
C R Collections, LLC	AL
Cunningham Pathology, L.L.C.	DE
DermPath New England, LLC	MA
Greensboro Pathology, LLC	NC
Greensboro Pathology Services, PLLC	NC
Hardman Pathology ADX, LLC	GA
Laboratory Medicine Consultants, Ltd.	NV
Laboratory of Dermatopathology ADX, LLC	NY
The LMC Revocable Trust, B.T.	NV
Mark & Kambour, LLC	FL
Mark & Kambour Holdings, Inc.	FL
Mark & Kambour, M.D., P.A.	FL
Pathology Laboratory, P.C.	MI
Pathology Solutions, LLC	NJ
Pinkus Dermatopathology Laboratory, P.C.	MI
Seacoast Pathology, Inc.	NH
South Texas Dermatopathology Lab, PLLC	TX
Texas Pathology, LLC	TX
Twin Cities Dermatopathology, LLC	MN
Twin Cities Pathologists, PLLC	MN
Western Pathology Consultants, Ltd.	NV
The WPC Revocable Trust, B.T.	NV